UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2016

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 25, 2016, the Board of Directors (the “Board”) of CSG Systems International, Inc. (“CSG” or “the Company”), approved the following changes to CSG’s executive management team, effective March 1, 2016:

Brian Shepherd

The Board appointed Brian Shepherd as Executive Vice President of CSG, and President of CSG’s Global Broadband, Cable and Satellite business.  In conjunction with Mr. Shepherd’s appointment, CSG and Mr. Shepherd entered into an Employment Agreement dated February 15, 2016.  A brief description of the material terms and conditions of the employment agreement with Mr. Shepherd are as follows:

•

For 2016, Mr. Shepherd will receive a base salary at an annual rate of $400,000, and for each subsequent calendar year, Mr. Shepherd will receive an annual amount which will not be less than the annual amount in effect on December 31 of the immediately preceding calendar year.

•

The Compensation Committee of the Board will establish an incentive bonus program for Mr. Shepherd for 2016 in which Mr. Shepherd shall have the opportunity to earn an incentive bonus of not less than 100% of his annual base salary, if the agreed upon objectives for the particular calendar year are fully achieved.

•	Key termination provisions under the employment agreement are summarized as follows:
o

If employment is terminated due to death or disability, Mr. Shepherd (or his estate as the case may be) will be entitled to receive his base salary accrued through the date of his termination and a pro rata portion of his annual incentive bonus for the calendar year in which the termination occurs.

o	If employment is terminated for cause (as defined), Mr. Shepherd will be entitled to receive his base salary accrued through the effective date of such termination.
o

If employment is terminated without cause (as defined) prior to a change in control of CSG on or before December 31, 2017, Mr. Shepherd will be entitled to receive an amount equal to his base salary in effect on the termination date and any annual incentive bonus which he would have been entitled to receive for the calendar year during which the termination date occurs.  If the Agreement is terminated without cause (as defined) subsequent to December 31, 2017, Mr. Shepherd will be entitled to an amount equal to the average of his annual compensation for the three (or fewer) calendar years (excluding 2016) ended prior to the termination date.

o

If employment is terminated without cause (as defined) after a change in control of CSG, Mr. Shepherd will be entitled to receive accrued benefits earned, a combination of cash and vesting of  unvested restricted stock, subject to limitation, as prescribed in his employment agreement, and continued coverage under the group insurance benefits for two years.

o

Mr. Shepherd will be precluded from soliciting CSG employees for employment outside of CSG, and competing against CSG for a period of one year from the effective date of his termination of employment with CSG.

A copy of the employment agreement with Mr. Shepherd is attached hereto as Exhibit 10.52 and hereby incorporated by reference.

Additionally, CSG and Mr. Shepherd entered into an Indemnification Agreement.  Under the terms of the indemnification agreement, CSG would indemnify Mr. Shepherd to the fullest extent permitted by law against all expenses incurred if he were to become party to civil, criminal, administrative, investigative, or other actions related to his services as an executive officer of CSG.  The copy of CSG’s standard indemnification agreement has been previously filed with the SEC.

Ken Kennedy

The Board appointed Ken Kennedy as Executive Vice President of Product Development.  In conjunction with Mr. Kennedy’s appointment, CSG and Mr. Kennedy entered into an Employment Agreement dated March 1, 2016.  A brief description of the material terms and conditions of the employment agreement with Mr. Kennedy are as follows:

•

For 2016, Mr. Kennedy will receive a base salary at an annual rate of $370,000, and for each subsequent calendar year, Mr. Kennedy will receive an annual amount which will not be less than the annual amount in effect on December 31 of the immediately preceding calendar year.

•

The Compensation Committee of the Board will establish an incentive bonus program for Mr. Kennedy for 2016 in which Mr. Kennedy shall have the opportunity to earn an incentive bonus of not less than 100% of his annual base salary, if the agreed upon objectives for the particular calendar year are fully achieved.

•	Key termination provisions under the Agreement are summarized as follows:
o

If employment is terminated due to death or disability, Mr. Kennedy (or his estate as the case may be) will be entitled to receive his base salary accrued through the date of his termination and a pro rata portion of his annual incentive bonus for the calendar year in which the termination occurs.

o	If employment is terminated for cause (as defined), Mr. Kennedy will be entitled to receive his base salary accrued through the effective date of such termination.
o

If employment is terminated without cause (as defined) prior to a change in control of CSG, Mr. Kennedy will be entitled to receive an amount equal to an average of the his annual compensation over the three previous years of employment with CSG.

o

If employment is terminated without cause (as defined) after a change in control of CSG, Mr. Kennedy will be entitled to receive accrued benefits earned, a combination of cash and vesting of unvested restricted stock, subject to limitation, as prescribed in his employment agreement, and continued coverage under the group insurance benefits for two years.

o

Mr. Kennedy will be precluded from soliciting CSG employees for employment outside of CSG, and competing against CSG for a period of one year from the effective date of his termination of employment with CSG.

A copy of the Agreement with Mr. Kennedy is attached hereto as Exhibit 10.53 and hereby incorporated by reference.

CSG and Mr. Kennedy entered into an Indemnification Agreement.  Under the terms of the indemnification agreement, CSG would indemnify Mr. Kennedy to the fullest extent permitted by law against all expenses incurred if he were to become party to civil, criminal, administrative, investigative, or other actions related to his services as an executive officer of CSG.  The copy of CSG’s standard indemnification agreement has been previously filed with the SEC.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2016, the Board approved the following changes to CSG’s Board and executive management team, effective March 1, 2016:

Marwan Fawaz

On February 25, 2016, CSG appointed Marwan Fawaz as a new member of CSG’s Board.  The Revised By-Laws of CSG provide for its Board to be divided into three classes, each class having a three-year term.  Mr. Fawaz will be a member of the Class II directors, with a term of office to continue until the annual meeting of stockholders of CSG in 2017. Mr. Fawaz will also serve on the Nominating and Corporate Governance Committee of the Board.

In conjunction with Mr. Fawaz’s appointment, the Board approved a form of Indemnification Agreement between CSG and Mr. Fawaz, effective March 1, 2016.  Under the terms of the indemnification agreement, CSG would indemnify Mr. Fawaz to the fullest extent permitted by law against all expenses incurred if he were to become party to civil, criminal, administrative, investigative, or other actions related to his services as a director of CSG.  A copy of CSG’s standard indemnification agreement has been previously filed with the SEC.

Mr. Fawaz does not have any family relationships with any executive officer or director of CSG or its affiliates.  He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Fawaz will receive the standard director compensation arrangement including an annual fee of $75,000 and an annual restricted stock award.  The annual restricted stock award, which shall vest in its entirety on the first anniversary of the grant date, has traditionally been determined and granted in the third quarter of each year, following Compensation Committee approval.

Brian Shepherd

Effective March 1, 2016, CSG’s Board appointed Brian Shepherd, 48, as Executive Vice President of CSG, and President of CSG’s Global Broadband, Cable and Satellite business.  The text set forth in Item 1.01 regarding Mr. Shepherd’s employment agreement is incorporated into this section by reference.

Prior to his employment at CSG, Mr. Shepherd held several positions in the communications industry including serving as EVP and President of Customer Strategy and Technology Services Divisions of Teletech from 2013-2015.  Prior to Teletech, Mr. Shepherd spent over ten years at Amdocs and DST Innovis in various executive leadership roles.

Mr. Shepherd does not have any family relationships with any executive officer or director of CSG or its affiliates.  He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Ken Kennedy

Effective March 1, 2016, CSG’s Board named Ken Kennedy, 46, CSG’s current Chief Technology Officer and Senior Vice President of Product Management, Development and Operations, as Executive Vice President of Product Development.  The text set forth in Item 1.01 regarding Mr. Kennedy’s employment agreement is incorporated into this section by reference.

Mr. Kennedy has managed CSG’s software development organization and has had responsibility for various aspects of developing and implementing technology initiatives related to CSG’s product offerings over the past 10 years.  Prior to CSG, Mr. Kennedy was co-founder and Vice President of software development and professional services at Telution.  Telution was acquired by CSG in 2006, at which time Mr. Kennedy joined CSG.

Mr. Kennedy does not have any family relationships with any executive officer or director of CSG or its affiliates.  He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

A copy of CSG’s press release announcing Mr. Shepherd’s appointment, dated February 29, 2016, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

A copy of CSG’s press release announcing Mr. Fawaz’s appointment and Mr. Kennedy’s promotion, dated March 1, 2016, is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.52	Employment Agreement with Brian Shepherd, dated February 15, 2016
10.53	Employment Agreement with Kenneth M. Kennedy, dated March 1, 2016
99.1	Press release of CSG Systems International, Inc. dated February 29, 2016
99.2	Press release of CSG Systems International Inc. dated March 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 2, 2016

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Rolland B. Johns
Rolland B. Johns,
Chief Accounting Officer

CSG Systems International, Inc.

Form 8-K

Exhibit Index

10.52	Employment Agreement with Brian Shepherd, dated February 15, 2016
10.53	Employment Agreement with Kenneth M. Kennedy, dated March 1, 2016
99.1	Press release of CSG Systems International, Inc. dated February 29, 2016
99.2	Press release of CSG Systems International, Inc. dated March 1, 2016

1